Exhibit 10.21

EXPENSE REIMBURSEMENT AGREEMENT

This Expense Reimbursement Agreement (this “Agreement”), by and among CVC Capital Partners Advisory Company (Luxembourg) S.à.r.l., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (“Manager”), Clayton, Dubilier & Rice, LLC, a Delaware limited liability company (“CD&R”), Univar USA Inc., a Washington corporation (“Univar USA”), and Univar Inc., a Delaware corporation (“Univar”), is made as of 31st December, 2013 (the “Execution Date”).

RECITALS

WHEREAS, CVC Capital Partners Advisory (U.S.), Inc (“Manager Designee”) an affiliate of the Manager incurs certain expenses (“CVC Reimbursable Expenses”), for which the Manager is entitled to seek reimbursement from Univar pursuant to the Monitoring Agreement, dated as of November 30, 2010 (the “Monitoring Agreement”), by and among Manager, Univar and Univar USA;

WHEREAS, CD&R incurs certain expenses (“CD&R Reimbursable Expenses”), for which CD&R is entitled to seek reimbursement from Univar pursuant to the Consulting Agreement, dated as of November 30, 2010 (the “Consulting Agreement”), by and among CD&R, Univar and Univar USA Inc.;

WHEREAS, the parties desire to establish that for any fiscal year the amount of CVC Reimbursable Expenses will be the same amount as the amount of CD&R Reimbursable Expenses for which CD&R is reimbursed by Univar, without regard to the specific amount of CVC Reimbursable Expenses; and

WHEREAS, the parties desire to establish that the CVC Reimbursable Expenses for the fiscal years ended December 31, 2011 and December 31, 2012 are $197,066 and $210,042, respectively (which are the amounts of CD&R Reimbursable Expenses actully reimbursed by Univar to CD&R during such fiscal years) (the “Unreimbursed CVC Reimbursable Expenses”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, as follows:

ARTICLE I

EXPENSE REIMBURSEMENT

1.1. Reimbursable Expense Amounts. As of the Execution Date, the Unreimbursed CVC Reimbursable Expenses for the fiscal years ended December 31, 2011 and December 31, 2012 shall be deemed to be $197,066 and $210,042, respectively. Univar shall pay the Manager Designee, on behalf of the Manager, for the Unreimbursed CVC Reimbursable Expenses.

1.2. CVC Reimbursable Expenses. For each fiscal year following the Execution Date, the amount of the CVC Reimbursable Expenses for such fiscal year shall be fixed at the same amount as the amount of CD&R Reimbursable Expenses for which CD&R is actually reimbursed by Univar in such fiscal year.

1.3. Termination. This Agreement shall terminate upon (a) the termination of the Monitoring Agreement, (b) the termination of the Consulting Agreement, or (c) by mutual written agreement between the parties.

ARTICLE II

MISCELLANEOUS

2.1. Notice. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail or by Federal Express or other overnight mail service, postage prepaid, or by fax, with written confirmation, as follows:

If to Manager, to:

CVC Capital Partners Advisory Company (Luxembourg) S.á r.l.
20, Avenue Monterey
L-2163 Luxembourg, Grand-Duchy of Luxembourg
Attention: Emanuela Brero
Facsimile: + 352 26 47 8367

If to CD&R, to:

Clayton, Dubilier & Rice, LLC
375 Park Avenue, 18th Floor
New York, New York 10152
Attention: Theresa Gore
Facsimile: (212) 407-5252

If to Univar or Univar USA, to:

Univar Inc.
17425 NE Union Hill Road
Redmond, Washington 98052
Attention: General Counsel
Facsimile: (425) 889-3500

or to such other address or facsimile number as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered.

2.2. Entire Agreement; Severability; No Representations or Warranties. This Agreement (a) contains the complete and entire understanding and agreement between the parties with respect to the subject matter hereof and (b) supersedes all prior and contemporaneous understandings, conditions and agreements, whether written or oral, express or implied, in respect of the subject matter hereof. If any term, provision, covenant or restriction of this Agreement is held to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. The parties acknowledge and agree that no party makes any representations or warranties in connection with this Agreement.

2.3. Counterparts; Amendments and Waivers. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and which together shall constitute one agreement. This Agreement may be executed by facsimile signatures. This Agreement may not be amended, restated, supplemented or otherwise modified, and no provision of this Agreement may be waived, other than in a writing duly executed by the parties hereto.

2.4. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; except that neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party, whether by operation of law or otherwise, without the express written consent of the other parties hereto. This Agreement is not intended to confer any right or remedy hereunder upon any person or entity other than the parties to this Agreement and their respective successors and assigns.

2.5. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT SUCH PRINCIPLES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

2.6. Arbitration. Section 14 of each of the Monitoring Agreement and the Consulting Agreement shall apply, mutatis mutandis, to this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CVC CAPITAL PARTNERS ADVISORY COMPANY (LUXEMBOURG) S.Á R.L.

By:
Name:	Pierre Denis
Title:	Director

CLAYTON, DUBILIER & RICE, LLC

By:
Name:
Title:

UNIVAR INC.

By:
Name:	Stephen N Landsman
Title:	EVP, General Counsel & Secretary

UNIVAR USA INC.

By:
Name:	Stephen N Landsman
Title:	EVP, General Counsel & Assistant Secretary

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

CVC CAPITAL PARTNERS ADVISORY COMPANY (LUXEMBOURG) S.Á R.L.

By:
Name:
Title:

CLAYTON, DUBILIER & RICE, LLC

By:
Name:	George Jaquette
Title:	Partner

UNIVAR INC.

By:
Name:
Title:

UNIVAR USA INC.

By:
Name:
Title: